Exhibit 2.1

Certified Copy

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BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

	Filed in the office of	Business Number E0433562012-7.
Articles of Incorporation	/s/ Barbara K. Cegavske	Filing Number
(PURSUANT TO NRS CHAPTER 78)	Barbara K. Cegavske	020120572905-23
	Secretary of State	Filed On
	State of Nevada	08/20/2012.

1. Name of Corporation:

GELIA GROUP, CORP.

2. Registered Agent for Service of Process:

COMMERCIAL REGISTERED AGENT: INCORP SERVICES, INC.

3. Authorized Stock:

Number of shares with par value: 75,000,000

Par value per share $0.0010

4. Names and Addresses of the Board of Directors/Trustees

YYUKIA MARACH - See attached

2360 CORPORATE CIRCLE - S

HENDERSON NV 89074-7722

5. Purpose:

The purpose of the corporation shall be:

ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator:

INCORP SERVI-SEE ATTACHED

2360 CORPORATE CIRCLE - S

HENDERSON, NV 89074-7711

/S/ INCORP SERVICES,INC.

Incorporator Signature

7. Certificate of Acceptance of Appointment of Registered Agent

I hereby accept appointment as Registered Agent for the above Entity:

INCORP SERVICES, INC.	8/20/2012
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

Articles of Incorporation - Gelia Group 08-20-2012

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Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trusteees and incorporators).

ENTITY NAME:	GELIA GROUP, CORP.

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	INCORP SERVICES, INC.

STREET ADDRESS:	Not Applicable

MAILING ADDRESS:	Not Applicable

ADDITIONAL	Directors/Trustees
Name: YULIA MARACH
Address: 2360 CORPORATE CIRCLE - SUITE 400
City: Henderson
State: NV
Zip Code: 89074-7722

ADDITIONAL	Incorporators
Name: INCORP SERVICES, INC.
Address: 2360 CORPORATE CIRCLE - SUITE 400
City: Henderson
State: NV
Zip Code: 89074-7722

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